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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 26, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                     1-15615                   36-1433610
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)           Identification No.)


155 North Wacker Drive, Suite 500, Chicago, Illinois          60606
      (Address of Principal Executive Offices)              (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01         OTHER EVENTS.

         On October 26, 2005, Whitehall Jewellers, Inc. (the "Company") received a non-binding, unsolicited proposal from Newcastle Partners, L.P. ("Newcastle"). This new proposal, which is subject to a number of conditions and definitive documentation, expresses Newcastle's willingness to offer $1.10 per share in cash to acquire all the equity of the Company by merger or otherwise and cash out warrants and in-the-money options based on that price. Under the proposal, Newcastle also would pay off the bridge loan entered into by the Company in connection with the financing transactions entered into with Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. (the "Prentice Financing"). Newcastle indicated that it expected to obtain a commitment to either replace the Company's senior credit facility or obtain consents from the Company's senior lenders.

         On October 27, 2005, the Special Committee of the Company's Board of Directors responded to the Newcastle proposal by indicating that, on the advice of its financial advisors and counsel, the Board had determined that it could not conclude, from the information provided on the Newcastle proposal, that such proposal is reasonably likely to result in a superior proposal within the meaning of the purchase agreement executed by the Company in connection with the Prentice Financing.

         A copy of the response delivered by the Special Committee to Newcastle is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                             ADDITIONAL INFORMATION

         In connection with the Company's solicitation of proxies with respect to the meeting of stockholders to be called in connection with the Prentice Financing, the Company will file with the Securities and Exchange Commission (the "SEC"), and will furnish to stockholders of the Company, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders, because it will contain important information. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Stockholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention:
Investor Relations, Telephone: 312/732-6800 or from the Company's website, www.whitehalljewellers.com.

  CERTAIN INFORMATION REGARDING PERSONS WHO MAY BE DEEMED TO BE "PARTICIPANTS"

         The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from stockholders of the Company in favor of the Prentice Financing. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the Company's proxy statement when it is filed with the SEC.

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Information regarding certain of these persons and their beneficial ownership of the Company's common stock as of June 1, 2005 is also set forth the Schedule 14A filed by the Company on June 8, 2005.

ITEM 9.01         EXHIBITS.

(c)  Exhibits

         Exhibit No.   Exhibit Description
         -----------   -------------------

         99.1          Letter dated October 27, 2005


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WHITEHALL JEWELLERS, INC.
                                                 (Registrant)


                                          By:  /s/ John R. Desjardins
                                               -------------------------------
                                                  John R. Desjardins
                                                  Executive Vice President
                                                  and Chief Financial Officer
Date:  November 1, 2005


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                                  EXHIBIT INDEX

         Exhibit No.         Exhibit Description
         -----------         -------------------

         99.1                Letter dated October 27, 2005